AMENDMENT TO POOLING AND SERVICING AGREEMENT

This Amendment dated as of January 1, 2008 (this “Amendment”) to the POOLING AND SERVICING AGREEMENT, relating to HOME EQUITY LOAN TRUST 2007-FRE1, dated as of June 1, 2007 (the “Pooling Agreement”) by and among NATIONSTAR FUNDING LLC, a Delaware limited liability company, in its capacity as the depositor (the “Depositor”), NATIONSTAR MORTGAGE LLC, a Delaware limited liability company, (“Nationstar Mortgage”) in its capacities as the seller (in such capacity, the “Seller”) and as the servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, N.A., a national banking association, in its capacities as the master servicer (in such capacity, the “Master Servicer”) and as the securities administrator (in such capacity, the “Securities Administrator”) and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as the trustee (the “Trustee”).

WHEREAS, pursuant to Section 11.14(a)(iv) of the Pooling Agreement amendments may be made to the Pooling Agreement for the purpose of correcting or supplementing any provisions of the Pooling Agreement which are inconsistent with any other provisions of the Pooling Agreement;

WHEREAS, the Trustee shall not consent to any amendment to the Pooling Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust pursuant to the REMIC Provisions or cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC at any time that any of the Certificates are outstanding;

WHEREAS, the Trustee has received the Opinion of Counsel set forth above.

NOW, THEREFORE, pursuant to the provisions of the Pooling Agreement, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed among the signatories hereto as follows:

SECTION 1.

Defined Terms.

Capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Pooling Agreement.  In addition, if a term defined in the Pooling Agreement is also defined herein, the definition herein shall control.

SECTION 2.

Amendment to Pooling Agreements.

Section 7.13(d) of the Pooling Agreement is hereby deleted and replaced with the following:

For federal income tax reporting purposes, the notional principal contract shall be treated as having an aggregate value in favor of the owners of the Offered Certificates in the amount of $ 370,000.

SECTION 3.

Counterparts.

This Amendment may be executed (by facsimile or otherwise) in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 4.

GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS PROVIDED IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or of the Certificates or the rights of the Owners thereof.

SECTION 6.

Continuing Effect.

The Pooling Agreement will continue to be and will remain in full force and effect in accordance with its terms except as amended hereby.

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[Signature Page To Follow]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Servicer and the Trustee have caused this Amendment to be duly executed their respective officers thereunto duly authorized, all as of the day and year first above written.

NATIONSTAR FUNDING LLC,

as Depositor

By:

/s/  Gregory A. Oniu

Name:

Gregory A. Oniu

Title:

Vice President

NATIONSTAR MORTGAGE LLC,

as Seller

By:

/s/  Gregory A. Oniu

Name:

Gregory A. Oniu

Title:

SVP

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator

By:

/s/    Melissa Loiselle

Name:

Melissa Loiselle

Title:

Vice President

NATIONSTAR MORTGAGE LLC,

as Servicer

By:

/s/  Gregory A. Oniu

Name:

Gregory A. Oniu

Title:

SVP

THE BANK OF NEW YORK,

as Trustee

By:

/s/  Michael J. Wiblishauser

Name: Michael J. Wiblishauser

Title:

Assistant Vice President